Exhibit 99.2

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Announces Pricing of Public Offering of Class A Common Stock

CANTON, Mass., (November 21, 2019) — Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today announced the pricing of an underwritten public offering of 9,000,000 shares of its Class A common stock, offered at a price to the public of $5.00 per share. The gross proceeds to Organogenesis Holdings from this offering are expected to be $45.0 million, before deducting the underwriting discounts and commissions and other offering expenses payable by Organogenesis Holdings. Organogenesis Holdings has granted the underwriters a 30-day option to purchase up to an aggregate of 1,350,000 additional shares of its Class A common stock. The offering is expected to close on or about November 26, 2019, subject to customary closing conditions.

Credit Suisse Securities (USA) LLC and SVB Leerink LLC are acting as joint book-running managers of the offering and BTIG, LLC and Oppenheimer & Co. Inc. are acting as co-managers for the offering.

Organogenesis Holdings intends to use the net proceeds from this offering, together with other available funds, for working capital and general corporate purposes, including, but not limited to, facility expansion and manufacturing enhancements, salesforce expansion and to conduct clinical studies of, obtain regulatory approvals and additional commercial insurance coverage for its products. The Company will retain broad discretion to allocate the proceeds.

A registration statement relating to the shares of Class A common stock being offered has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). A preliminary prospecuts supplement relating to and describing the terms of the offering was filed with the SEC on November 19, 2019. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and related prospectus, when available, may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, 3rd floor, New York, NY 10010, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com or SVB Leerink, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525, ext. 6132, or by email at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Organogenesis Holdings’ anticipated closing date for the sale of Class A common stock and the use of proceeds from that offering, that involve a number of risks and uncertainties. Statements that are not historical facts are based on Organogenesis Holdings’ current expectations, beliefs and assumptions regarding the market for its Class A common stock. There can be no assurance regarding the completion, timing or size of the proposed offering. Important factors that could cause actual outcomes to differ materially from those indicated by these forward-looking statements include risks and uncertainties related to market conditions, the satisfaction of customary closing conditions related to the proposed public offering and others described in Organogenesis Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2018, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and the preliminary prospectus supplement filed with the SEC on November 19, 2019. Organogenesis Holdings cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Organogenesis Holdings undertakes no obligations to update or revise these statements, except as may be required by law.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs.

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com

443-213-0500

Press and Media Inquiries:

Organogenesis

Angelyn Lowe

alowe@organo.com

781-774-9364